UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2004

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-22955 (Commission File Number)	54-1838100 (IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On February 20, 2004, the Registrant filed a Current Report on Form 8-K dated February 20, 2004 to report Board activity regarding the Company Share Repurchase Agreement and a dividend declaration. The initial filing mis-stated the authorized shares available for repurchase and included an incorrect exhibit. The corrected announcement follows and the exhibit has been removed on this Form 8-K/A.

On February 20, 2004 the Registrant announced that its Board of Directors approved on February 18, 2004, an increase of 50,000 shares approved for the repurchase program for its common stock. The Board has authorized the Registrant to repurchase up to 180,000 shares of common stock from time to time based on, among other things, market price and share availability.

In other activities, the Board of Directors declared a first quarter 2004 dividend of 15 cents per share payable on March 26, 2004 to shareholders of record as of March 8, 2004.

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III

Austin L. Roberts, III
President and CEO

February 27, 2004